 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

June 29, 2017

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)		98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On June 29, 2017, the Audit Committee of the Registrant’s Board of Directors (the “Audit Committee”) concluded that disclosure should be made and action taken to prevent further reliance on the Registrant’s financial statements as of and for the fiscal years ended December 31, 2016 and 2015, and as of and for the fiscal quarters ended March 31, 2017 and March 31, June 30 and September 30, 2016.

During the second quarter of fiscal 2017, the Registrant received anonymous reports regarding potential accounting irregularities relating to certain sale transactions (the “Subject Transactions”). The Registrant has subsequently determined that the Subject Transactions affect the periods as of and for the fiscal years ended December 31, 2016 and 2015, and as of and for the fiscal quarters ended March 31 and June 30, 2016 (collectively, the “Subject Periods”), and that the corresponding roll-over effect of these misstatements resulting from the Subject Transactions in the Subject Periods also affect the Registrant’s financial statements as of and for the fiscal quarters ended September 30, 2016 and March 31, 2017. The Audit Committee promptly directed its regular outside general counsel, Stubbs Alderton & Markiles, LLP, to conduct an investigation with the assistance of Resources Global Professionals, a global accounting services firm (the “Consultant”), into the alleged irregularities, along with a review of relevant accounting and sales records for the Subject Periods. Later, a committee of the Registrant’s independent directors retained an outside law firm, Skadden, Arps, Slate, Meagher & Flom LLP, to help oversee the investigation and provide direction and guidance to the Consultant. The Audit Committee informed BDO USA, LLP (“BDO”), the Registrant’s independent registered public accounting firm, of the anonymous reports and on-going investigation on June 12, 2017.

Over the course of approximately 6 weeks, the Consultant, working under the direction and guidance of outside counsel and on behalf of the Audit Committee, identified previously undisclosed information pertaining to certain recorded sales that preliminarily indicate that the Subject Transactions should not have been recorded in the Subject Periods. Based upon the review conducted by the Consultant and the Audit Committee, which are not yet complete or definitive, the Audit Committee believes the items in question improperly (increased) reduced, for the quarter ended March 31, 2017 and the years ended December 31, 2016 and 2015, revenues by approximately $292,000 (or approximately 6.6%), ($844,000) (or approximately -3.4%) and ($1,390,000) (or approximately -5.9%), gross profit by approximately $86,000 (or approximately 5.5%), ($322,000) (or approximately -3.6%) and ($402,000) (or approximately -4.9%), and operating loss and net loss by approximately ($86,000), $6,000 and $402,000, respectively. However, the investigation is not final and the ultimate amounts may differ from the aforementioned amounts. Therefore, on June 29, 2017, the Audit Committee concluded that the Registrant’s financial statements as of and for the fiscal years ended December 31, 2016 and 2015, and as of and for the fiscal quarters ended March 31, 2017 and March 31, June 30 and September 30, 2016 should no longer be relied upon due to the misstatements resulting from the Subject Transactions in the Subject Periods and the corresponding roll-over effect of these misstatements outside the Subject Periods. Although the Registrant cannot yet estimate when it will complete the restatement of its financial statements for such periods and file applicable amended reports, it is diligently pursuing completion of such restatements and intends to file applicable amended reports as soon as reasonably practicable.

BDO concurred with the Audit Committee’s conclusions that the Registrant’s financial statements as of and for the fiscal years ended December 31, 2016 and 2015, and the fiscal quarters as of and for the periods ended March 31, 2017 and March 31, June 30 and September 30, 2016 required restatement. The Audit Committee discussed with BDO the matters described in this current report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2017, Jeffrey Cordes, the Registrant’s Chief Executive Officer, and William Aisenberg, the Registrant’s Executive Vice President, Chief Financial Officer and Secretary, resigned from their respective positions as officers (and in the case of Mr. Cordes, as a director) of the Corporation.

Effective July 6, 2017, the Registrant appointed L. Geoffrey Greulich, age 56, as the Registrant’s Chief Executive Officer. Mr. Greulich will receive $35,000 per month while he serves in such position.

Mr. Greulich serves as a Senior Advisor, Operations at Corridor Capital, LLC. He joined Corridor Capital in 2013 and leads the Operations team across due diligence and portfolio company engagement in efforts to transform lower middle market businesses into institutional enterprises. Mr. Greulich brings a wealth of portfolio operating experience with him from 5 years spent at Oaktree Capital Management, where he founded and headed the U.S. operations team for Oaktree’s $6.7 billion Global Principal group. Mr. Greulich has experience working in both operational and commercial roles across a variety of industries including manufacturing, healthcare, financial services and media. He was previously the Chief Executive Officer of Levlad LLC, a sponsor-owned manufacturer of natural and traditional health and beauty products. Before that, he served as Senior Vice President and Chief Financial Officer at Silgan Containers where he was responsible for finance, information technology, strategy and corporate development. Over his more than 25-year career, he also has had experiences in marketing, business development and operations management positions at American Business Products, Tenneco Packaging and GE Capital. Mr. Greulich currently serves on the boards of Wetmore Tool & Engineering, Inc., US Industrial Tool & Supply, Inc., and Arvan, Inc. He received an M.B.A. in Strategy and Operations from the University of Chicago and B.S. and B.A. degrees in Engineering and Economics from Vanderbilt University.

Effective July 6, 2017, the Registrant also appointed James McAlister, age 60, as the Registrant’s Chief Financial Officer and Secretary. Mr. McAlister is employed by the Consultant who will be paid $185 per hour for Mr. McAlister’s time while he serves in such positions.

Mr. McAlister has 25 years of business experience as a strategic and financial leader in organizations ranging in size from early stage start-ups to Fortune 500 conglomerates. Mr. McAlister’s broad experience includes domestic and international industries in distribution, retail, real estate, manufacturing, healthcare, high tech and service. Since 2001 Mr. McAlister has served as a Project/Interim CFO, Controller and Senior Analyst for a variety of business enterprises. As an SEC compliance consultant, Mr. McAlister has assisted registrants in establishing proper public company reporting practices. He has also introduced financial controls and procedures for organizations to comply with Sarbanes-Oxley requirements. Mr. McAlister holds a Bachelor of Business Administration in Accounting from the University of Iowa and is a licensed Certified Public Accountant in the state of Texas. Mr. McAlister is active in Dallas area non-profit professional and fine arts boards, serving as Treasurer for the D/FW SEC Reporting Group and The Repertory Company Theatre. He is a member of the American Institute of Certified Public Accountants.

Item 8.01	Other Events.

Separately, during the second quarter of fiscal 2017 the Registrant received, and has been considering, indications of interest with respect to potential strategic transactions, and on June 2, 2017 the Registrant engaged Craig-Hallum Capital Group LLC (“Craig-Hallum”) as its financial advisor to explore and evaluate potential strategic alternatives focused on maximizing stockholder value. These alternatives could include, among other transactions, the sale of part or all of the Registrant’s assets, a merger with another party or an alternative strategic transaction.

On July 5, 2017, in consideration of the aforementioned developments relating to accounting for the Subject Transactions and the restatement of the Registrant’s financial statements for the Subject Periods the Registrant’s Board of Directors (the “Board”) approved the continuation and expansion of the strategic alternatives process by Craig-Hallum.

The Board has not set a timetable for this process nor has it made decisions related to any particular transaction at this time. The Registrant does not intend to provide updates or make any further comment regarding the evaluation of strategic alternatives, unless a specific transaction is recommended by the Board, or the process is concluded.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: July 6, 2017

By: _/s/ Michael DiGregorio_____

Michael DiGregorio

Authorized Signatory